SCHEDULE A

                                             (as of March 3, 2014)


                                                     FUNDS


                                                             ANNUAL RATE OF
                                                           AVERAGE DAILY NET
  Series                                                         ASSETS               EFFECTIVE DATE
---------------------------------------------------------------------------------------------------------

  International Multi-Asset Diversified Income Index Fund         0.70%                 August 16, 2013

  First Trust High Income ETF                                     0.85%                 January 7, 2014

  First Trust Low Beta Income ETF                                 0.85%                 January 7, 2014

  First Trust NASDAQ Rising Dividend Achievers                    0.50%                 January 7, 2014

  First Trust RBA Quality Income ETF                              0.70%               February 24, 2014

  First Trust RBA American Industrial Renaissance(TM) ETF         0.70%               February 24, 2014

  First Trust Dorsey Wright Focus 5 ETF                           0.30%                   March 4, 2014